UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA

CENTRAL DISTRICT OF CALIFORNIA

APPROVED FORM FOR PRODUCING A

CHAPTER 11 PLAN

MS Word Format

BRIAN L. DAVIDOFF (SBN 102654)
BDavidoff@GreenbergGlusker.com
JEFFREY A. KRIEGER (SBN 156535)
JKrieger@GreenbergGlusker.com
CLAIRE E. SHIN (SBN 249492)
CShin@GreenbergGlusker.com
GREENBERG GLUSKER FIELDS CLAMAN
& MACHTINGER LLP
1900 Avenue of the Stars, 21st Floor
Los Angeles, California 90067-4590
Telephone: 310.553.3610
Fax: 310.553.0687

General Bankruptcy Attorneys for
Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

LOS ANGELES DIVISION

In re:

IMAGING3, INC.,

Debtor and Debtor in Possession.

Bk. No. 2:12-bk-41206-NB

Chapter 11

DEBTOR'S FIRST AMENDED CHAPTER 11 PLAN DATED MARCH 5, 2013

Disclosure Statement Hearing

Date: March 12, 2013
Time: 2:00 p.m.
Ctrm: 1545
255 E. Temple Street
Los Angeles, CA 90012

Plan Confirmation Hearing
See Disclosure Statement for Voting and Objecting Procedures

Date: May 21, 2013
Time: 2:00 p.m.
Ctrm: 1545
255 E. Temple Street
Los Angeles, CA 90012

TABLE OF CONTENTS

I. INTRODUCTION

Imaging3, Inc. is the Debtor in a Chapter 11 bankruptcy case (the "Debtor"). On September 13, 2012, Imaging3, Inc. commenced a bankruptcy case by filing voluntary Chapter 11 petition under the United States Bankruptcy Code ("Bankruptcy Code"), 11 U.S.C. § 101 et seq. This document is the Chapter 11 Plan (the "Plan") proposed by Imaging3, Inc. ("Plan Proponent"). Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the Court, and which is provided to help you understand the Plan.

This is a reorganizing plan. In other words, the Proponent seeks to accomplish payments under the Plan by utilizing existing cash on hand, borrowings on a secured and unsecured basis, and future revenues for claims that are paid in cash; and by converting the balance of the debt to equity in the reorganized debtor. The effective date of the proposed Plan is five business days after entry of the Order confirming the Plan becomes a Final Order (the "Effective Date"). For purposes of this Plan, "Reorganized Debtor" means the Debtor's company post-reorganization. "New Common Stock" means the shares of new common stock, no par value, authorized to be issued by the Reorganized Debtor as of the Effective Date of this Plan, of which 170,000,000 shares shall be issued pursuant to this Plan on the Effective Date. "Old Common Stock" means the common stock, no par value, issued by the Debtor prior to the Effective Date.

II. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A. General Overview

As required by the Bankruptcy Code, the Plan classifies claims and interests in various classes according to their right to priority of payments as provided in the Bankruptcy Code. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive under the Plan.

B. Unclassified Claims

Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such,

the Proponent has not placed the following claims in a class. The treatment of these claims is provided below.

1. Administrative Expenses

Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 case which are allowed under Code Section 507(a)(1). The Code requires that all administrative claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment.

The following chart lists all of the Debtor's § 507(a)(1) administrative claims and their treatment under this Plan.

Name	**Amount Owed**	**Treatment**
Greenberg Glusker Fields Claman & Machtinger LLP	$350,000 (estimate)	Paid in full on Effective Date except to the extent Greenberg Glusker agrees to a different treatment
Clerk's Office Fees	$ 500.00	Paid in full on Effective Date
Office of the U.S. Trustee Fees	$ 3,900.00	Paid in full on Effective Date
CA State Board of Equalization	$ 8,234.92	Paid in full on Effective Date
LA County Treasurer and Tax Collector	$ 511.59	Paid in full on Effective Date
TOTAL	$463,146.51	

Court Approval of Fees Required:

The Court must approve all professional fees listed in this chart. For all fees except Clerk's Office fees and U.S. Trustee's fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be required to be paid under this Plan.

2. Priority Tax Claims

Priority tax claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). The Code requires that each holder of such a 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding five years after the date of the order for relief.

The following chart lists all of the Debtor's Section 507(a)(8) priority tax claims and their treatment under this Plan.

Description	Amount Owed	Treatment	
• Name = IRS • Type of Tax = FICA & CORP • Date tax assessed = 7/23/2009	$53,240.24	• Pymt interval: monthly • Pymt amt/interval: **$1,142.42** • Begin date**: First business day of the first calendar month following the Effective Date** • End date**: September 12, 2017** • Interest Rate: The federal short term interest rate on the Effective Date plus two percentage points (Currentl 2.22%). • Total Payout Amount: • 100%, or $58,263.46	= Paid in full 5 years after Order for Relief pursuant to §1129(a)(9)
• Name = Los Angeles County Treasurer & Tax Collector • Type of Tax = Property Tax • Date tax assessed = 7/1/2012-6/30/2013	$531.58	• Pymt interval: One • Pymt amt/interval: $531.58 • Begin date: **First business day of the first calendar month following the Effective Date** • End date: N/A • Interest Rate: N/A • Total Payout Amount:100% or $531.58	= Paid in full on the first business day of the month following the Effective Date
• Name = State Board of Equalization • Type of Tax = Sales & Use Tax • Date tax assessed = 7/1/2012-9/12/2012	$14,917.94	• Pymt interval: monthly • Pymt amt/interval:**$367.10** • Begin date: **First business day of the first calendar month following the Effective Date** • **End date: September 12, 2017** • Interest Rate: The "debit" interest rate published by CA State Board of Equalization (Currently 6%). • Total Payout Amount: $100% or $18,722.10	= Paid in full 5 years after Order for Relief pursuant to §1129(a)(9)
• Name = Los Angeles City Attorney's Office • Type of Tax = Business Tax • Date tax assessed	$3,285.38	• Pymt interval: one • Pymt amt/interval: $3,285.38 • Begin date: **First business day of the first calendar month following the Effective Date**	The allowed amount of this claim shall be paid in full on the first business day of the calendar month following the

= 11/21/2012		• End date: N/A • Interest Rate: N/A • Total Payout Amount: 100% or $3,285.38	Effective Date

3. Other Post-Petition Accounts Payable

Any accounts payable of the Debtor incurred in the ordinary court of its business after September 13, 2012, which are not specifically addressed by this Plan, will be paid in the ordinary course of the business of the Reorganized Debtor after the Effective Date.

C. Classified Claims and Interests

1. Classes of Secured Claims

Secured claims are claims secured by liens on property of the estate. The following chart lists all classes containing Debtor's secured pre-petition claims and their treatment under this Plan:

CLASS#	**DESCRIPTION**	**INSIDERS (Y/N)**	**IMPAIRED (Y/N)**	**TREATMENT**	
1	• Name = North Surgery Center, L.P. • • Collateral description = Pursuant to Cal. Civ. Pro. §697.530(a), all assets which are subject to a Notice of Judgment Lien pursuant to Article 1 (JL-1), including, but not limited to, accounts receivable, tangible chattel paper, equipment, inventory, and negotiable documents of title. • Collateral value = $3,500,000 • Priority of security int. = First	No	Yes	Payment Interval Pymt amt/Interval Balloon pymt Begin date End date Interest rate Total payout Treatment of	= Monthly = $1,673 = No • = First business day of the first calendar month following the Effective Date = 36 Months after Effective Date • = 4% • = 100% $60,247 • = Lien shall remain in place until creditor has received full payment. Upon the final payment the Class 1 Creditor shall

42024-00002/1910142.2

	● Principal owed $53,792.83 ● ● Pre-pet. arrearage amount = $53,792.83 ● Post-pet. arrearage amount =$0.00 ● Total claim amount = $53,792.83			Lien	file a satisfaction of judgment and execute such other documents as reasonably necessary to remove any liens.
2	● Name = Precision Forging Dies. ● Collateral description = Pursuant to Cal. Civ. Code §3051 *et seq.*, machinery/prototype ● Collateral value = $45,278.06 ● Priority of security int. = First	No	Yes	Payment Interval Pymt amt/Interval Balloon pymt Begin date End date Interest rate Total payout Treatment of Lien	= One = $45,278.06 = Yes-single payment ● = First business day of the thirteenth calendar month following the Effective Date ● N/A ● N/A ● = 100% $45,278.06 ● = Lien shall remain in place until creditor has received full payment. Upon the payment the

	• Principal owed $45,278.06 • Pre-pet. arrearage amount = $45,278.06 • Post-pet. arrearage amount =$0.00 • Total claim amount = $45,278.06				Class 2 Creditor shall file turn over possession of the machinery/prototype
3	• Names= Gemini Master Fund, Ltd ("Gemini"); Alpha Capital Anstalt ("Alpha"); and Brio Capital, L.P. ("Brio"), represented by Gemini Strategies LLC, Inc. as their collateral agent • Collateral description = All the assets of the Debtor pursuant to the Security Agreement • Collateral value =$3,500,000.00 • Priority of security int. = Second in any assets with respect to which the North Surgery Center, L.P. has a lien; First in any other assets subject to the Gemini Security Agreement; Second in any assets with respect to which Precision Forging Dies has a lien.	No	Yes	• Pymt Interval • Pymt amt/interval • Balloon pymt • Begin date • End date • Interest rate % • Total payout % • Treatment of Lien	In lieu of any cash payment, each of the Creditors in this Class will be issued its *pro rata* share of an aggregate of 56,439,175 shares of New Common Stock (33.2% of the aggregate outstanding New Common Stock on the Effective Date, subject to the Equity Incentive Plan set forth in Section 7(b). below) subject to adjustment as described in Section D.4. The Class 3 creditors agree to reduce the New Common Stock otherwise issuable to the Class 3 creditors and contribute the same to the Class 10 creditor for the "Equity Give Up" as defined in Class 10 hereof. The description of the New Common Stock issuable to the Class 3 creditors set forth in the immediately foregoing paragraph

42024-00002/1910142.2

					reflects the effect of the Equity Give Up. On the Effective Date all of the debt and any other amounts owing to the creditors in this class, whether pursuant to any agreement between the Debtor and the collateral agent or any of the parties represented by the collateral agent, or on any other basis, whether legal or equitable, secured or unsecured, contingent or non-contingent, shall be cancelled. On the Effective Date each of the Class 3 Claimants shall execute such documents as reasonably necessary to cancel debt and to remove any liens in its favor.
	• Principal owed = To Gemini $387,381.70 To Alpha $432,426.08 To Brio $228,224.88 • Pre-pet. arrearage Amount in aggregate = $1,048,032.66 • Post-pet.- arrearage amount = $0.00[1]				

[1] The Debtor presently owes an additional $25,000 to Class 3 creditors in unpaid adequate protection payments.

	• Total claim amount in aggregate = $1,073,032.66				
4	• Name = creditors represented by Jeffrey K. Lee as their collateral agent • Collateral description = All the personal property of the Debtor pursuant to the Security and Collateral Agreement • Collateral value= $3,500,000 • Priority of security int. = Third in any assets with respect to which the North Surgery Center, L.P. has a lien; Second in any other assets subject to the Gemini Security Agreement; Third in any assets with respect to which Precision Forging Dies has a lien	No	Yes	• Pymt Interval • Pymt amt/interval • Balloon pymt • Begin date • End date • Interest rate % • Total payout % • Treatment of Lien	In lieu of any cash payment, each of the Creditors in this Class will be issued his/her/its *pro rata* share of an aggregate of 15,536,859 shares of New Common Stock (9.1% of the aggregate outstanding New Common Stock on the Effective Date, subject to the Equity Incentive Plan set forth in Section 7(b). below) subject to adjustment as described in Section D.4. On the Effective Date all of the debt and any other amounts owing to the creditors of this Class, pursuant to any agreement between the Debtor and the creditor or the Collateral Agent on its behalf, shall be cancelled. On the Effective Date each of the Class 4 creditors shall execute such documents as reasonably necessary to cancel debt and to remove any liens in its favor.

	• Principal owed = $288,796 • Pre-pet. arrearage amount = $298,142 • Post-pet.- arrearage amount = $9,346.00 • Total claim amount = $298,142				
5	• Name = creditors represented by Dane Medley as their collateral agent • Collateral description = All the personal property of the Debtor pursuant to the Security and Collateral Agreement • Collateral value= $3,500,000 • Priority of security int. = Fourth in any assets with respect to which the North Surgery Center, L.P. has a lien; Third in any other assets subject to the Gemini Security Agreement; Fourth in any assets with respect to which Precision Forging Dies has a lien Dane Medley acts as the collateral agent for a borrowing of up to	No	Yes	• Pymt Interval • Pymt amt/interval • Balloon pymt • Begin date • End date • Interest rate % • Total payout % • Treatment of Lien	In lieu of any cash payment, each of the Creditors in this Class will be issued his/her/its *pro rata* share of an aggregate of up to 53,823,965 shares of New Common Stock (31.6% of the aggregate outstanding New Common Stock on the Effective Date, subject to the Equity Incentive Plan set forth in Section 7(b). below) subject to adjustment as described in Section D.4. On the Effective Date all of the debt and any other amounts owing to the creditors of this Class, pursuant to any agreement between the Debtor and the creditor and/or and the Collateral

	$1,000,000 authorized by the Bankruptcy Court by order entered on November 20, 2012 Docket No. 147 (the "Financing Order"). The Debtor intends to continue raising funds pursuant to the Financing Order until it reaches the maximum of $1,000,000 whether such funds are raised before or after the Effective Date of the Plan, and to treat all lenders represented by the Collateral Agent in the same manner as set forth in this Class 5.				Agent on his/her/its behalf or any of the parties represented by the Collateral Agent, shall be cancelled. On the Effective Date each of the Class 5 creditors shall execute such documents as reasonably necessary to cancel debt and to remove any liens in his/her/ its favor. If for any reason the Debtor does not raise the maximum of $1,000,000, then the New Common Stock otherwise issuable on account of such funds that would have been raised will not be issued.

	• Principal owed = up to $1,000,000 ● Pre-pet. Arrearage amount =$0.00 ● Post-pet.- arrearage amount =$0.00 • Total claim amount =up to $1,000,000 plus interest				
6	Name= Los Angeles County Treasurer & Tax Collector Collateral Description=personal property assets Collateral Value=$5,774.92 Priority of Security Interest= Pre-Petition arrearage amount=$5,774.92 Post-Petition Arrearage owed: $0 Total Claim Amount=$5,774.92	No	No	● Pymt Interval: ● Pymt amt/interval ● Balloon pymt ● ● ● Begin date ● End date ● Interest rate % ● Total payout ● Treatment of Lien	= Single payment =$5,774.92 = Yes-single payment ● = First business day of the first calendar month following the Effective Date ● N/A N/A, after the "Begin = date," interest, penalties, fees, and other costs will continue to accrue until the payment is made. $5,774.92 ● =Lien shall remain in place until creditor has received full payment.

2. Class of Non-Tax Priority Unsecured Claims

Certain priority claims that are referred to in Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claims.

The following chart lists all classes containing Debtor's 507(a)(3), (4), (5), (6), and = (7) priority unsecured claims and their treatment under this Plan:

CLASS #	**DESCRIPTION**	**IMPAIRED (Y/N)**	**TREATMENT**
7	Priority unsecured claim of participants of the Kaiser Foundation Health Plan pursuant to 11 U.S.C. § 507(a)(5) . ● Total amt of claims = $2,719.00	No	First business day of the first calendar month following the Effective Date

3. Class of General Unsecured Claims

General unsecured claims are unsecured claims not entitled to priority under Code Section 507(a). The following chart identifies this Plan's treatment of the class containing all of Debtor's general unsecured claims:=

CLASS #	**DESCRIPTION**	**IMPAIRED (Y/N)**	**TREATMENT**
8	General unsecured claims ● Total amt of claims = $1,936,402.70 (including claim of Julie M. Blair c/o Dijulio Law	Yes	In lieu of any cash payment, each of the creditors in this Class will be issued his/her/its *pro rata* share of an aggregate of 21,513,051 shares of New Common

	Group, in the amount of $59,509.08)[2]		Stock (12.7% of the aggregate New Common Stock outstanding on the Effective Date, subject to the Equity Incentive Plan set forth in Section 7(b) below) subject to adjustment as described in Section D.4 below. On the Effective Date all of the debt and any other amounts owing to the Class 8 creditors whether pursuant to any agreement between the Debtor and such creditor, or on any other basis, shall be cancelled.
9	Name = IRS Unsecured, non-priority portion of tax claims • Total amount of general unsecured claim = $62,736.92	Yes	The Creditor in this Class will receive <u>cash</u> in an amount equal to the value of shares of New Common Stock outstanding on the Effective Date which would have been issued to it, *pro rata*, in accordance with the amount of its allowed claims as if it were a creditor in Class 8, had such form of

[2] Although Julie M. Blair asserts that her claim is secured by the Debtor's real estate based on recording of the = abstract of judgment, which gave rise to the claim, with the Los Angeles County Recorders' Office, the Debtor's = Plan treats this claim as a general unsecured claim on the grounds that the abstract of judgment can be avoided under 11 U.S.C. §§ 545, 547 and the Debtor does not own any real estate to which a lien may attach. The Debtor expressly reserves the right to object to the claim at a later date on this and any other additional grounds.

			payment been not restricted by IRC section 6311.

The general unsecured claims summarized in class 6 are based upon the claims as scheduled by the Debtor in its October 12, 2012 Schedule F filing. They also include claims as filed by creditors, but after taking into account the Debtor's anticipated claim objections. It is = possible that some, or all, of the Debtor's claim objections may be overruled, in which case the total claim amount for class 6 may be as high as $3,140,541.42.

4. Class of Insider Secured (but unperfected) Claim

CLASS #	**DESCRIPTION**	**IMPAIRED (Y/N)**	**TREATMENT**
10	Secured claim of: • Name = Dean Janes • Collateral description = N/A • Collateral value =none • Priority of security int. = N/A • Principal owed = $359,938 • Pre-pet. arrearage amount = $359,938 • Post-pet. arrearage amount =$0.00	Yes	Mr. Dean Janes, the sole creditor in Class 10 will be treated *pro rata* with the Class 8 creditors, to the extent of his $359,938 unsecured claim. In lieu of any cash payment, the creditor in this Class will be issued an aggregate of 3,986,949 shares of New Common Stock (2.3% of the aggregate outstanding New Common Stock on the Effective Date, subject to the Equity Incentive Plan set forth in Section 7(b). below) subject to adjustment as described in Section D.4. On the Effective Date all of the debt and any other amounts owing to the Class 10 creditor whether pursuant to any agreement between the Debtor and such creditor, or on any other basis, shall be cancelled and eliminated. In addition to the foregoing,

			the creditors in Class 3 have agreed to contribute to the Class 10 Claimant 10,200,000 shares of New Common Stock (6% of the aggregate outstanding New Common Stock on the Effective Date, subject to the Equity Incentive Plan set forth in Section 7(b). below) subject to adjustment as described in Section D.4 below that would otherwise have been issued to them under this Plan on an aggregate basis.

5. Classes of Interest Holders

Interest holders are the parties who hold ownership interest (i.e., equity interest) in the Debtor. If the Debtor is a corporation, entities holding preferred or common stock in the Debtor are interest holders. If the Debtor is a partnership, the interest holders include both general and limited partners. If the Debtor is an individual, the Debtor is the interest holder. The following chart identifies this Plan's treatment of the class of interest holders:=

CLASS #	**DESCRIPTION**	**IMPAIRED (Y/N)**	**TREATMENT**
11	Common Stock holders	Yes; claims in this class are entitled to vote on the Plan	All of the common stock outstanding immediately prior the Effective shall be cancelled. Stockholders will be issued an aggregate of 8,500,000 shares of New Common Stock (5% of the aggregate outstanding New Common Stock on the

			Effective Date, subject to the Equity Incentive Plan set forth in Section 7(b). below) subject to adjustment described in Section D.4.
12	Preferred Stock holder	Yes	Any and all preferred stock outstanding immediately prior to the Effective Date are canceled and extinguished.
13	Option and Warrant holders, including but not limited to Cranshire Capital L.P. and Freestone Advantage Partners, L.P.	Yes	Any and all options to acquire Old Common Stock ("Options") and any warrants to purchase securities of the Debtor outstanding immediately prior to the Effective Date ("Warrants") shall be = cancelled and extinguished on the Effective Date. The Plan treats all such Options and Warrants as executory contracts, all of which will be rejected on the Effective Date. The Class 13 creditors whose Options and Warrants are rejected, shall be entitled to filed a proof of claim within 30 days after the Effective Date of the Plan. The Debtor reserves all of its defenses to any such claims including defenses under Section 510 of the Bankruptcy Code.

D. Means of Performing the Plan

1. Funding for the Plan

The Plan will be funded by the following:

a. existing cash on hand, future borrowings, and future revenues for claims that are paid in cash;

b. by the issuance of New Common Stock in exchange for and satisfaction of the debt held by Classes,3,4,5, 8 and 10;

c. by cancelling all of the Old Common Stock and issuance of New Common Stock in place thereof;

d. by capital raised on the public marketplace post confirmation of the Plan.

2. Post-Confirmation Management:

Chief Executive Officer Dean Janes; Chief Financial Officer Xavier Aguilera; and Vice President of Operations Haykaz Balian.

3. Disbursing Agent

The Reorganized Debtor shall act as the disbursing agent for the purpose of making all distributions provided for under the Plan. The Disbursing Agent shall serve without bond and shall receive no compensation for distribution services rendered and expenses incurred pursuant to the Plan.

4. Analysis of Plan Formulation and Implementation

This Plan was prepared based on a fair market value for the Debtor's business of = $3,500,000 (the "Current Estimated Valuation"). That valuation is Debtor's management's = estimate of the fair market value for Debtor's business. The Debtor intends to obtain a third-party valuation for the Debtor's business (the "Third Party Valuation") from a qualified valuation firm, The Mentor Group, upon this Court's approval of the application for employment, which will be filed by the Debtor shortly.

In the event that the Third Party Valuation exceeds the Aggregate Claim Value (as defined below), then the New Common Stock shall be issued as follows:

If the Third Party Valuation exceeds the aggregate amount of the allowed claims set forth in Classes, 3, 4, 5, 8 and 10 (collectively the "Creditor Classes") plus post-petition interest thereon at the rate of 4% per annum from the petition date (the "Aggregate Claim Amount") plus 5% of the Aggregate Claim Amount (collectively the "Aggregate Claim Value), then the excess = of the Third Party Valuation over and above the Aggregate Claim Value shall be allocated all to Class 11 and New Common Stock shall be issued therefor.

If the Third Party Valuation is less than the Aggregate Claim Value, then the allocation of value and the New Common Stock shall be as set forth in the Plan.

5. Issuance of New Common Stock

On the Effective Date, the New Common Stock shall be issued and distributed on behalf of Reorganized Debtor to Classes, 3, 4, 5, 8, 10 and 11. All of the shares of the New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued and fully paid and non-assessable. No fractional shares of New Common Stock shall be distributed and no cash shall be distributed in lieu of such fractional shares. When any distribution pursuant to this Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Common Stock to be distributed to Holders of Allowed claims shall be adjusted as necessary to account for the foregoing rounding.

On the Effective Date, each outstanding share of common stock or warrant or option to purchase Old Common Stock shall be cancelled and extinguished.

6. Exemption from Securities Law.

To the fullest extent permitted by section 1145(a)(1) of the Bankruptcy Code, the issuance of the New Common Stock and any other securities issued pursuant to this Plan shall

be exempt from any federal or state securities laws registration requirements and shall be deemed to have been made in a public offering. In the event that the issuance of some or all of the New Common Stock and any other securities issued pursuant to this Plan is not exempt from any federal or state securities laws registration requirements pursuant to section 1145(a)(1) of the Bankruptcy Code, such issuance would be made in a private placement pursuant to the exemptions provided under section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Rule 506 of Regulation D, promulgated under the Securities Act, based on the number of creditors receiving securities in such issuance, the Reorganized Debtor's reasonable belief as to whether such creditors are "accredited investors" = within the meaning of Regulation D and other factors. Any securities issued under this Plan in a private placement pursuant to the exemptions provided under section 4(a)(2) of the Securities Act and/or Rule 506 would be "restricted securities" (as defined in Rule 144 promulgated under the Securities Act) and subject to restrictions on resale.

7. Corporate Action as of the Effective Date

a. Amendment of Articles of Incorporation

The Debtor's organizational documents shall be amended as necessary to satisfy the = provisions of this Plan and the Bankruptcy Code. On or immediately before the Effective Date, the Reorganized Debtor will file its amended articles of incorporation with the secretary of state of California in accordance with the California General Corporation Law, which articles shall provide for 1,000,000,000 (one billion) shares of authorized common stock. After the Effective Date, the Reorganized Debtor may amend and restate its respective new articles of incorporation and by-laws and other constituent documents as permitted by the laws of California and its amended articles of incorporation and by-laws.

The issuance of the New Common Stock is authorized without the need for any further corporate action or without any further action by a holder of Claims or Interests. The New Common Stock shall have voting rights, and the Reorganized Debtor shall not issue non-voting common stock. The Reorganized Debtor shall not be obligated, and do not intend, to list the New Equity Interests on a national securities exchange.

b. Creation of Equity Incentive Plan

On the Effective Date, the Reorganized Debtor shall adopt an equity incentive plan providing for the award of up to 15% of the shares of New Common Stock outstanding from time to time, to the Reorganized Debtor's employees, officers, directors and consultants in the form of stock option grants, restricted stock grants or stock awards, as determined by the Reorganized Debtor's board of directors or committee thereof (the "Equity Incentive Plan"). A copy of the Equity Incentive Plan shall be filed with the Court at least 10 days before the deadline to object to the Plan.

c. Other Matters

On the Effective Date, the matters under this Plan involving or requiring corporate action of the Debtor, including, but not limited to, actions requiring a vote or other approval of the board of directors or shareholders, as applicable, and execution of all documentation incident to this Plan, pursuant to the General Corporation Law of the State of California, notwithstanding any otherwise applicable non-bankruptcy law or the organization documents of the Debtor, shall be deemed to have been authorized by the Confirmation Order and to have occurred and be in effect from and after the Effective Date without any further action by the Bankruptcy Court or the officers, directors or shareholders, as applicable, of the Debtor or Reorganized Debtor. To the extent necessary, the Reorganized Debtor shall be vested with authority to execute any document necessary to effectuate such action.

On and after the Effective Date, the Reorganized Debtor and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtor, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

8. Appointment of Corporate Directors and Officers

As of the Effective Date, the term of the current members of the board of directors of the Debtor shall expire, and the board of directors of the Reorganized Debtor, as well as the officers of the Reorganized Debtor, shall be appointed in accordance with the articles of incorporation and by-laws of the Reorganized Debtor.

On the Effective Date, the board of directors of the Reorganized Debtor shall consist of five directors. The members of such board shall be Dean Janes, Xavier Aguilera, Raul Carrega, and, subject to their respective consents, Kevin Osterberg and Sara Qazi.

On the Effective Date, the officers of the Reorganized Debtor shall be:

Dean Janes: Chief Executive Officer

Xavier Aguilera: Chief Financial Officer and Secretary

Haykaz Balian: Vice President of Operations

Pursuant to section 1129(a)(5) of the Bankruptcy Code, Debtor will disclose the identity and affiliations of any person proposed to serve on the board of directors of the Reorganized Debtor, as well as those persons that serve as an officer of the Reorganized Debtor in a Plan Supplement. To the extent any such director or officer is an "insider" under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Articles of Incorporation, Bylaws and other constituent documents of the Reorganized Debtor.

III. TREATMENT OF MISCELLANEOUS ITEMS

A. Executory Contracts and Unexpired Leases

1. Assumptions

The following are the unexpired leases and executory contracts to be assumed as obligations of the reorganized Debtor under this Plan (see Exhibit A for more detailed information on unexpired leases to be assumed and Exhibit B for more detailed information on executory contracts to be assumed):

Name and Mailing Address of Contracting Party	Nature of Contract	Cure Amount
Advanced Pain Center 1234 S. Garfield, Suite 205 Alhambra, CA 91801	Service Contract	None, all payments up to date

Alamo Pain Center 102 Palo Alto Road San Antonio, TX 78211	Service Contract	None, all payments up to date
Alamo Pain Center 12709 Toepperwein Road, Suite 300 San Antonio, TX 78233	Service Contract	None, all payments up to date
Bayspine Surgery Center 3065 Richmond Pkwy, Suite 100 San Pablo, CA 94806	Service Contract	None, all payments up to date
Broadway Surgical Institute 1451 Broadway Santa Monica, CA 90404	Service Contract	None, all payments up to date
California Property Holdings III,LL 15981 Yarnell Street, #232 Sylmar, CA 91342	Service Contract	None, all payments up to date
California Property Holdings III,LL 15981 Yarnell Street, #232 Sylmar, CA 91342	Service Contract	None, all payments up to date
Childrens Hospital Los Angeles 4650 Sunset Blvd Los Angeles, CA 90027	Service Contract	None, all payments up to date
Childrens Hospital Los Angeles 4650 Sunset Blvd Los Angeles, CA 90027	Service Contract	None, all payments up to date
Childrens Hospital Los Angeles 4650 Sunset Blvd Los Angeles, CA 90027	Service Contract	None, all payments up to date
Childrens Hospital Los Angeles 4650 Sunset Blvd Los Angeles, CA 90027	Service Contract	None, all payments up to date
Conejo Valley Surgery Center 311 Haigh Road Newbury Park, CA 91320	Service Contract	None, all payments up to date
Coral Ridge Outpatient Center 5301 N. Dixie Hwy, Suite 100 Fort Lauderdale, FL 33334	Service Contract	None, all payments up to date
Dean Janes aka The Janes Group, LLC 3200 West Valhalla Drive Burbank, CA 91505	Service Contract	None, all payments up to date
E. Xavier Aguilera 16827 Halsey Street Granada Hills, CA 91344	Service Contract	None, all payments up to date
Encino Plaza Surgical Center 5400 Balboa, Suite 111 Encino, CA 91316	Service Contract	None, all payments up to date
Encino Plaza Surgical Center	Service Contract	None, all payments up to

5400 Balboa, Suite 111 Encino, CA 91316		date
North Shore Surgical Center 71207 Hwy 21, Suite B Covington, LA 70433	Service Contract	None, all payments up to date
Oak Tree Center 751 Cordova Street, Suite 2 Pasadena, CA 91101	Service Contract	None, all payments up to date
Peachtree Orthopaedic Surgery Center 77 Collier Road, Suite 2000 Atlanta, GA 30309	Service Contract	None, all payments up to date
Piedmont Comprehensive Pain Management 100 Healthy Way, Suite 1260 Anderson, SC 29624	Service Contract	None, all payments up to date
Post Street Surgery Center 2299 Post Street, Suite 108 San Francisco, CA 94115	Service Contract	None, all payments up to date
Riverside Regional Pain Center 4234 Riverwalk Parkway, Suite 120 Riverside, CA 92505	Service Contract	None, all payments up to date
Santa Maria Ambulatory Surgery & Laser Center 120 N. Miller Street, Suite C Santa Maria, CA 93454	Service Contract	None, all payments up to date
Sierra Orthopaedic & Spine Center Medical 1630 E. Herndon Fresno, CA 93720	Service Contract	None, all payments up to date
Southern California Stone Center 5400 Balboa, Suite 111 Encino, CA 91316	Service Contract	None, all payments up to date
Spanish Hills Surgery Center 261 Mobil Avenue Camarillo, CA 93010	Service Contract	None, all payments up to date
Summit Sports Medicine & Orthopaedic Surgery 111 Glynco Parkway, Suite 100 Brunswick, GA 31525	Service Contract	None, all payments up to date
Surgery Center for Pain Intervention 23521 Paseo De Valencia, Suite 204 Laguna Hills, CA 92653	Service Contract	None, all payments up to date
Surgical Specialty Center of NE PA, LLC	Service Contract	None, all payments up to date

190 Welles Street Kingston, PA 18704		
Surgical Specialty Center of NE PA, LLC 190 Welles Street Kingston, PA 18704	Service Contract	None, all payments up to date
T Surgery Center 3525 Loma Vista Road, Suite B Ventura, CA 93003	Service Contract	None, all payments up to date
T Surgery Center 3525 Loma Vista Road, Suite B Ventura, CA 93003	Service Contract	None, all payments up to date
The Oaks Surgery Center 40740 California Oaks Road Murrieta, CA 92562	Service Contract	None, all payments up to date
The Oaks Surgery Center 40740 California Oaks Road Murrieta, CA 92562	Service Contract	None, all payments up to date
Universal Pain Management 28212 Kelly Johnson Pkwy, Suite 155 Valencia, CA 91355	Service Contract	None, all payments up to date
Visalia Imaging & Open MRI 1700 South Court Street, Suite A Visalia, CA 93277	Service Contract	None, all payments up to date
Wayne County Hospital 166 Hospital Drive Monticello, KY 42633	Service Contract	None, all payments up to date
Zoe Interventional Pain Management Center 1341 E. 17th Street Idaho Falls, ID 83404	Service Contract	None, all payments up to date
Four T's= Bryan Tashjian, Ed Jr. Tashjan, Bruce Tashjan, Greg Tashjan 801 S. Victory Boulevard Burbank, CA 91502	Office Lease	None, all payments up to date

On the Effective Date, each of the unexpired leases and executory contracts listed above shall be assumed as obligations of the reorganized Debtor. The Order of the Court confirming the Plan shall constitute an Order approving the assumption of each lease and contract listed above. If you are a party to a lease or contract to be assumed and you object to the assumption of your lease or contract, you must file and serve your objection to the Plan on or before May 7, 2013.

2. Rejections

On the Effective Date, the following executory contracts, unexpired leases and, Options and Warrants (as described in Class 10) will be rejected:

Name and Mailing Address of Contracting Party	Nature of Contract	Cure Amount
Cranshire Capital, L.P. c/o Cranshire Capital Advisors, LLC 3100 Dundee Road, Suite 703 Attn: Mitchell P. Kopin Northbrook, IL 60062	Claims Exchange Agreement	N/A
Freestone Advantage Partners, L.P. c/o Cranshire Capital Advisors, LLC 3100 Dundee Road, Suite 703 Attn: Mitchell P. Kopin Northbrook, IL 60062	Claims Exchange Agreement	N/A

The order confirming the Plan shall constitute an order approving the rejection of the lease or contract. If you are a party to a contract or lease to be rejected and you object to the rejection of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan. See Disclosure Statement for the specific date.

THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS THIRTY (30) DAYS FROM THE EFFECTIVE DATE OF THE PLAN. Any claim based on the rejection of an executory contract or unexpired lease will be barred if the proof of claim is not timely filed, unless the Court later orders otherwise.

B. Changes in Rates Subject to Regulatory Commission Approval

This Debtor is not subject to governmental regulatory commission approval of its rates.

C. Retention of Jurisdiction

The Court will retain jurisdiction to the extent provided by law.

IV. EFFECT OF CONFIRMATION OF PLAN

A. Discharge

This Plan provides that upon Effective Date, Debtor shall be discharged of liability for payment of debts incurred before confirmation of the Plan, to the extent specified in 11 U.S.C. § 1141. However, any liability imposed by the Plan will not be discharged.

B. Revesting of Property in the Debtor

Except as provided elsewhere in the Plan, the confirmation of the Plan revests all of the property of the estate in the Debtor.

C. Modification of Plan

The Proponent of the Plan may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or revoting on the Plan if proponent modifies the plan before confirmation.

The Proponent of the Plan may also seek to modify the Plan at any time after confirmation so long as (1) the Plan has not been substantially consummated and (2) if the Court authorizes the proposed modifications after notice and a hearing.

D. Post-Confirmation Status Report

Within 120 days of the entry of the order confirming the Plan, Plan Proponent shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors, and those parties who have requested special notice. Further status reports shall be filed every 120 days and served on the same entities.

E. Quarterly Fees

Quarterly fees accruing under 28 U.S.C. § 1930(a)(6) to date of confirmation shall be paid to the United States Trustee on or before the effective date of the plan. Quarterly fees accruing under 28 U.S.C. § 1930(a)(6) after confirmation shall be paid to the United States Trustee in accordance with 28 U.S.C. § 1930(a)(6) until entry of a final decree, or entry of an order of dismissal or conversion to chapter 7.

F. Post-Confirmation Conversion/Dismissal

A creditor or party in interest may bring a motion to convert or dismiss the case under § 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest

in the Chapter 7 estate, and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this case.

G. Final Decree

Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.

Date: April , 2013

(optional unless party is pro se)

____

Signature of Party

Imaging3, Inc., debtor and debtor in possession

____

Name of Plan Proponent

____

Signature of Attorney for Plan Proponent

Brian L. Davidoff, Esq.

____

Name of Attorney for Plan Proponent

Greenberg Glusker Fields Claman & Machtinger LLP

____

Name of Law Firm for Plan Proponent

EXHIBIT A – UNEXPIRED LEASE TO BE ASSUMED

LEASES	ARREARS/DMGS	METHODS OF CURE
• Description = Lease Agreement for commercial real property located at 3200 Valhalla Drive, Burbank, CA 91505 • Lessor's Name = Four = T's= • Lessee's Name = = Imaging3 • Expiration Date = June 1, 2014	• Default amt = $0.00 • Actual pecuniary loss = $0.00	• Method of curing default & loss • Means of assuring future performance = Debtors operations and other capital raised. See Plan section D1.

EXHIBIT B – EXECUTORY CONTRACTS TO BE ASSUMED

CONTRACT	DEFAULT/DMGS	METHODS OF CURE
• Contract description = Service Contract • Contracting parties = 1. Advanced Pain Center 1234 S. Garfield, Ste 205 Alhambra, CA 91801 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1.Alamo Pain Center 102 Palo Alto Road San Antonio, TX 78211 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Alamo Pain Center 12709 Toepperwein Road, Suite 300 San Antonio, TX 78233 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Bayspine Surgery Center 3065 Richmond Pkwy, Suite 100 San Pablo, CA 94806 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Broadway Surgical Institute 1451 Broadway Santa Monica, CA 90404 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. California Property Holdings III,LL 15981 Yarnell Street, #232 Sylmar, CA 91342 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. California Property Holdings III,LL 15981 Yarnell Street, #232	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance =

42024-00002/1910142.2

Sylmar, CA 91342 2. Imaging 3, Inc.		Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Childrens Hospital Los Angeles 4650 Sunset Blvd Los Angeles, CA 90027 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Childrens Hospital Los Angeles 4650 Sunset Blvd Los Angeles, CA 90027 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Childrens Hospital Los Angeles 4650 Sunset Blvd Los Angeles, CA 90027 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Childrens Hospital Los Angeles 4650 Sunset Blvd Los Angeles, CA 90027 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Conejo Valley Surgery Center 311 Haigh Road Newbury Park, CA 91320 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Coral Ridge Outpatient Center 5301 N. Dixie Hwy, Suite 100 Fort Lauderdale, FL 33334 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Dean Janes aka The Janes Group, LLC 3200 West Valhalla Drive	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital

Burbank, CA 91505 2. Imaging 3, Inc.		raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. E. Xavier Aguilera 16827 Halsey Street Granada Hills, CA 91344 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Encino Plaza Surgical Center 5400 Balboa, Suite 111 Encino, CA 91316 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Encino Plaza Surgical Center 5400 Balboa, Suite 111 Encino, CA 91316 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. North Shore Surgical Center 71207 Hwy 21, Suite B Covington, LA 70433 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Oak Tree Center 751 Cordova Street, Suite 2 Pasadena, CA 91101 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Peachtree Orthopaedic Surgery Center 77 Collier Road, Suite 2000 Atlanta, GA 30309 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Piedmont Comprehensive Pain Management	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance =

100 Healthy Way, Suite 1260 Anderson, SC 29624 2. Imaging 3, Inc.		Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Post Street Surgery Center 2299 Post Street, Suite 108 San Francisco, CA 94115 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Riverside Regional Pain Center 4234 Riverwalk Parkway, Suite 120 Riverside, CA 92505 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Santa Maria Ambulatory Surgery & Laser Center 120 N. Miller Street, Suite C Santa Maria, CA 93454 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Sierra Orthopaedic & Spine Center Medical 1630 E. Herndon Fresno, CA 93720 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Southern California Stone Center 5400 Balboa, Suite 111 Encino, CA 91316 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Spanish Hills Surgery Center 261 Mobil Avenue Camarillo, CA 93010 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract	• Default amt =	• Method of curing default & loss =

• Contracting parties = 1. Summit Sports Medicine & Orthopaedic Surgery 111 Glynco Parkway, Suite 100 Brunswick, GA 31525 2. Imaging 3, Inc.	None • Actual pecuniary loss = None	None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Surgery Center for Pain Intervention 23521 Paseo De Valencia, Suite 204 Laguna Hills, CA 92653 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Surgical Specialty Center of NE PA, LLC 190 Welles Street Kingston, PA 18704 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Surgical Specialty Center of NE PA, LLC 190 Welles Street Kingston, PA 18704 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. T Surgery Center 3525 Loma Vista Road, Suite B Ventura, CA 93003 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. T Surgery Center 3525 Loma Vista Road, Suite B Ventura, CA 93003 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. The Oaks Surgery Center 40740 California Oaks Road	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance =

Murrieta, CA 92562 2. Imaging 3, Inc.		Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. The Oaks Surgery Center 40740 California Oaks Road Murrieta, CA 92562 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Universal Pain Management 28212 Kelly Johnson Pkwy, Suite 155 Valencia, CA 91355 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Visalia Imaging & Open MRI 1700 South Court Street, Suite A Visalia, CA 93277 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Wayne County Hospital 166 Hospital Drive Monticello, KY 42633 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Zoe Interventional Pain Management Center 1341 E. 17th Street Idaho Falls, ID 83404 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.
• Contract description = Service Contract • Contracting parties = 1. Four T's= Bryan Tashjian, Ed Jr. Tashjan, Bruce Tashjan, Greg Tashjan 801 S. Victory Boulevard Burbank, CA 91502 2. Imaging 3, Inc.	• Default amt = None • Actual pecuniary loss = None	• Method of curing default & loss = None, all payments up to date • Means of assuring performance = Debtors operations and other capital raised. See Plan Section D.1.